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                                                                       EXHIBIT 5

                          [SIDLEY & AUSTIN LETTERHEAD]


                                October 17, 2000

CDW Computer Centers, Inc.
200 N. Milwaukee Ave.
Vernon Hills, Illinois 60016


                  Re:   CDW Computer Centers, Inc.
                        Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel for CDW Computer Centers, Inc., an Illinois corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 5,647,074 shares of common stock, par value $.01 per share, (the "New Shares") to be offered to participants in the CDW Officer and Manager Plan, the CDW 1997 Officer and Manager Bonus Plan, the CDW 1998 Officer and Manager Bonus Plan, the CDW Senior Manager Incentive Plan and the CDW 2000 Incentive Stock Option Plan (collectively, the "Plans").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.




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          2.   Each New Share will be legally issued, fully paid and
nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement; (iii) such New Share shall have been duly issued and sold in the manner contemplated by the applicable Plan; and (iv) a certificate representing such New Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the applicable Plan.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

          This opinion letter is limited to the laws of the State of Illinois.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                            Very truly yours,


                                            /s/ SIDLEY & AUSTIN